EXHIBIT (10)(14) Lease Agreement and Amendment to Lease Agreement with JCMD
                 Properties, LLC


                                 LEASE AGREEMENT

     This lease agreement was entered into on March 5th 2004, between JCMD PROPERTIES LLC, a Michigan Limited Liability Company having its principal place of business at 4772 Schafer Rd., Pinckney, MI, referred to as "lessor," and MARKETING WORLDWIDE LLC, a Limited Liability Corporation, and MARKETING WORLDWIDE CORP. a Delaware Corporation, both organized under the laws of the State of Michigan and Delaware respectively, having its principal place of business at 11224 Lemen Road, WHITMORE LAKE, Livingston County, Michigan, referred to as "lessee."

                                   SECTION ONE

                             DESCRIPTION OF PREMISES

     Lessor leases to lessee the premises modified to the specifications of the Lessee, located at _SITE 11 &12 OF 2212 GRAND COMMERCE_, HOWELL, _LIVINGSTON COUNTY, MICHIGAN, and described more particularly as follows: Units 11 and 12 of Livingston Commerce Center according to Master Deed Liber 3691 Pages 18 - 72. Tax ID number: 06-20-401-011 and 06-20-401-012.

     The properties include a designed in expansion option of an additional 11,500 square feet, sealed and painted shop floors, power shop floor scrubber, carpet runners, air compressor and snow removal if required in the event of excessive show fall.

                                   SECTION TWO

                                      TERM

     The term of this lease agreement is FIVE years, beginning on JANUARY 1, 2005, and terminating on DECEMBER 31, 2009.

                                  SECTION THREE

                                      RENT

     The properties are being leased as a Triple Net lease.

     A. The total rent under this lease agreement is $777,483.60 NNN.

     B. Lessee shall pay lessor the above-specified amount in installments of (see Schedule A) each month, beginning on January 1st 2005, with succeeding payments due on the 1ST DAY of each subsequent month during the term of the lease agreement.

                                  SECTION FOUR

                                 USE OF PREMISES

     The demised premises are to be used for the purposes of Warehouse and General Office. Lessee shall restrict its use to such purposes, and shall not use or permit the use of the demised premises for any other purpose without the prior, express, and written consent of lessor, or lessor's authorized agent.

                                  SECTION FIVE

                               RESTRICTIONS ON USE

     A. Lessee shall not use the demised premises in any manner that will increase risks covered by insurance on the demised premises and result in an increase in the rate of insurance or a cancellation of any insurance policy, even if such use may be in furtherance of lessee's business purposes.

     B. Lessee shall not keep, use, or sell anything prohibited by any policy of fire insurance covering the demised premises, and shall comply with all requirements of the insurers applicable to the demised premises necessary to keep in force the fire and liability insurance.

                                   SECTION SIX

                      WASTE, NUISANCE, OR UNLAWFUL ACTIVITY

     Lessee shall not allow any waste or nuisance on the demised premises, or use or allow the demised premises to be used for any unlawful purpose.

                                  SECTION SEVEN

                         DELAY IN DELIVERING POSSESSION

     This lease agreement shall not be rendered void or voidable by the inability of lessor to deliver possession to lessee on the date set forth in Section Two. Lessor shall not be liable to lessee for any loss or damage suffered by reason of such a delay.

                                  SECTION EIGHT

                               UTILITIES and TAXES

     Lessee shall arrange and pay for all utilities furnished to the demised premises for the term of this lease agreement, including, but not limited to, electricity, gas, water, sewer, and telephone service.

     Lessee shall pay the property taxes, special assessments and other taxes assessed by the Township, County and State at the time they are due for the leased property. Copies of the proof of payment are to be supplied to the Lessor on or before the tax due date.

                                  SECTION NINE

                             REPAIRS AND MAINTENANCE

     Lessee shall maintain the demised premises and keep them in good repair at its expense, except that exterior walls and the roof will be maintained in good condition by lessor. Lessee shall maintain and repair windows, doors, skylights, adjacent sidewalks, and interior walls. Lessee is responsible for lawn, parking, driveway, snow plowing, winter salting, and walkway maintenance. Lessee will operate and abide by the rules and regulations set forth by the Livingston Commerce Center Association, the requirements of Howell Township, those of Livingston County and the State of Michigan.

                                   SECTION TEN

                 DELIVERY, ACCEPTANCE, AND SURRENDER OF PREMISES

     A. Lessor represents that the demised premises are in fit condition for use by lessee. Acceptance of the demised premises by lessee shall be construed as recognition that the demised premises are in a good state of repair and in sanitary condition.

     B. Lessee shall surrender the demised premises at the end of the lease term, or any renewal of such term, in the same condition as when lessee took possession, allowing for reasonable use and wear, and damage by acts of God, including fires and storms. Before delivery, lessee shall remove all business signs placed on the demised premises by lessee and restore the portion of the demised premises on which they were placed in the same condition as when received.

                                 SECTION ELEVEN

                         PARTIAL DESTRUCTION OF PREMISES

A. Partial destruction of the demised premises shall not render this lease agreement void or voidable, nor terminate it except as specifically provided in this lease agreement. If the demised premises are partially destroyed during the term of this lease agreement, lessor shall repair them when such repairs can be made in conformity with governmental laws and regulations

     B. Disputes between lessor and lessee relating to provisions of this section shall be arbitrated. The parties shall each select an arbitrator, and the two arbitrators selected shall together select a third arbitrator. The three arbitrators shall determine the dispute, and their decisions shall be binding on the parties. The parties shall divide the costs of arbitration equally between them.

                                 SECTION TWELVE

                           ENTRY ON PREMISES BY LESSOR

     A. Lessor reserves the right to enter on the demised premises at reasonable times to inspect them, perform required maintenance and repairs, or to make additions, alterations, or modifications to any part of the building in which the demised premises are located, and lessee shall permit lessor to do so.

     B. Lessor may erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment in connection with making alterations, additions, or repairs, all without incurring liability to lessee for disturbance of quiet enjoyment of the demised premises, or loss of occupation of the demised premises.


                                SECTION THIRTEEN

                SIGNS, AWNINGS, AND MARQUEES INSTALLED BY LESSEE

     A. Lessee shall not construct or place signs, awnings, marquees, or other structures projecting from the exterior of the demised premises without the prior, express, and written consent of lessor and approval of Howell Township.

     B. Lessee shall remove signs, displays, advertisements, or decorations it has placed on the premises that, in the opinion of lessor, are offensive or otherwise objectionable. If lessee fails to remove such signs, displays, advertisements, or decorations within 24 HOURS after receiving written notice from lessor to remove them, lessor reserves the right to enter the demised premises and remove them at the expense of lessee.

                                SECTION FOURTEEN

                               BUSINESS SALE SIGNS

     Lessee shall not conduct "Going out of Business," "Lost Our Lease," "Bankruptcy," or other sales of that nature on the demised premises without the written consent of lessor.

                                 SECTION FIFTEEN

                       NONLIABILITY OF LESSOR FOR DAMAGES

     Lessor shall not be liable for liability or damage claims for injury to persons or property from any cause relating to the occupancy of the demised premises by lessee, including those arising out of damages or losses occurring on sidewalks and other areas adjacent to the demised premises during the term of this lease agreement or any extension of such term. Lessee shall indemnify lessor from any and all liability, loss, or other damage claims or obligations resulting from any injuries or losses of this nature.

                                 SECTION SIXTEEN

                               LIABILITY INSURANCE

       A. Lessee shall procure and maintain in force at its expense during the term of this lease agreement and any extension of such term, public liability insurance with insurers and through brokers approved by lessor. Such coverage shall be adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the demised premises, in a minimum amount of $1,000,000 for each person injured, $3,000,000 for any one accident, and $1,500,000 for property damage. The insurance policies shall provide coverage for contingent liability of lessor on any claims or losses. The insurance policies shall be delivered to lessor for safekeeping. Lessee shall obtain a written obligation from the insurers to notify lessor in writing at least 30 days prior to cancellation or refusal to renew any policy.

     B. If the insurance policies required by this section are not kept in force during the entire term of this lease agreement or any extension of such term, lessor may procure the necessary insurance and pay the premium for it, and the premium shall be repaid to lessor as an additional rent installment for the month following the date on which the premiums were paid by lessor.

                                SECTION SEVENTEEN

                        ASSIGNMENT, SUBLEASE, OR LICENSE

     A. Lessee shall not assign or sublease the demised premises, or any right or privilege connected with the demised premises, or allow any other person except agents and employees of lessee to occupy the demised premises or any part of the demised premises without first obtaining the written consent of lessor. A consent by lessor shall not be a consent to a subsequent assignment, sublease, or occupation by other persons.

     B. An unauthorized assignment, sublease, or license to occupy by lessee shall be void and shall terminate this lease agreement at the option of lessor.

     C. The interest of lessee in this lease agreement is not assignable by operation of law without the written consent of lessor.

                                SECTION EIGHTEEN

                                     BREACH

     The appointment of a receiver to take possession of the assets of lessee, a general assignment for the benefit of the creditors of lessee, any action taken or allowed to be taken by lessee under any bankruptcy act, or the failure of lessee to comply with each term and condition of this lease agreement shall constitute a breach of this lease agreement. Lessee shall have 10 days after receipt of written notice from lessor of any breach to correct the conditions specified in the notice. If the corrections cannot be made within the 10 DAY period, lessee shall have a reasonable time to correct the default if action is commenced by lessee within 10 days after receipt of the notice.

                                SECTION NINETEEN

                     REMEDIES OF LESSOR FOR BREACH BY LESSEE

     Lessor shall have the following remedies in addition to its other rights and remedies in the event lessee breaches this lease agreement and fails to make corrections as set forth in Section Eighteen:

     A. Lessor may reenter the demised premises immediately and remove the property and personnel of lessee, store the property in a public warehouse or at a place selected by lessor, at the expense of lessee.

     B. After reentry, lessor may terminate this lease agreement on giving
30 days' written notice of termination to lessee. Without such notice, reentry will not terminate this lease agreement. On termination, lessor may recover from lessee all damages proximately resulting from the breach, including, but not limited to, the cost of recovering the demised premises and the balance of the rent payments remaining due and unpaid under this lease agreement.

     C. After reentering, lessor may relet the demised premises or any part of the demised premises for any term without terminating this lease agreement, at such rent and on such terms as it may choose. Lessor may make alterations and repairs to the demised premises. The duties and liabilities of the parties if the demised premises are relet shall be as follows:

(1). In addition to lessee's liability to lessor for breach of this lease agreement, lessee shall be liable for all expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by lessor under the new lease agreement and the rent installments that were due for the same period under this lease agreement.

(2). Lessor, at its option, shall have the right to apply the rent received from reletting the premises (a) to reduce lessee's indebtedness to lessor under this lease agreement, not including indebtedness for rent, (b) to expenses of the reletting and alterations and repairs made, (c) to rent due under this lease agreement, or (d) to payment of future rent under this lease agreement as it becomes due.

     If the new lessee does not pay a rent installment promptly to lessor, and the rent installment has been credited in advance of payment to the indebtedness of lessee other than rent, or if rentals from the new lessee have been otherwise applied by lessor as provided for in this section, and during any rent installment period, are less than the rent payable for the corresponding installment period under this lease agreement, lessee shall pay lessor the deficiency, separately for each rent installment deficiency period, and before the end of that period. Lessor may, at any time after such reletting, terminate this lease agreement for the breach on which lessor based the reentry and relet the demised premises.

     After reentry, lessor may procure the appointment of a receiver to take possession and collect rents and profits of the business of lessee. If necessary to collect the rents and profits, the receiver may carry on the business of lessee and take possession of the personal property used in the business of lessee, including inventory, trade fixtures, and furnishings and use them in the business without compensating lessee. Proceedings for appointment of a receiver by lessor, or the appointment of a receiver and the conduct of the business of lessee by the receiver, shall not terminate this lease agreement unless lessor has given written notice of termination to lessee as provided in this lease agreement.

                                 SECTION TWENTY

                                  ATTORNEY FEES

     If lessor files an action to enforce any agreement contained in this lease agreement, or for breach of any covenant or condition, lessee shall pay lessor reasonable attorney fees for the services of lessor's attorney in the action, all fees to be fixed by the court.

                               SECTION TWENTY-ONE

                                  CONDEMNATION

     Eminent domain proceedings resulting in the condemnation of a part of the demised premises, but leaving the remaining premises usable by lessee for the purposes of its business, will not terminate this lease agreement unless lessor, at its option, terminates this lease agreement by giving written notice of termination to lessee. The effect of any condemnation, where the option to terminate is not exercised, will be to terminate this lease agreement as to the portion of the demised premises condemned, and the lease of the remainder of the demised premises shall remain intact. The rental for the remainder of the lease term shall be reduced by the amount that the usefulness of the demised premises has been reduced for the business purposes of lessee. Lessee assigns and transfers to lessor any claim it may have to compensation for damages as a result of any condemnation.

                               SECTION TWENTY-TWO

                                 OPTION TO RENEW

       Lessor grants to lessee an option to renew this lease agreement for 5 years AFTER EXPIRATION OF THE TERM OF THIS LEASE AGREEMENT OR ANOTHER TERM EQUAL TO THE TERM OF THIS LEASE AGREEMENT], with all other terms and conditions of the renewal lease to be the same as those in this lease agreement. To exercise this option to renew, lessee must give lessor written notice of intention to do so at least 180 days before this lease agreement expires.

                              SECTION TWENTY-THREE

                                     WAIVERS

     Waiver by lessor of any breach of any covenant or duty of lessee under this lease is not a waiver of a breach of any other covenant or duty of lessee, or of any subsequent breach of the same covenant or duty.

                               SECTION TWENTY-FOUR

                                  GOVERNING LAW

     It is agreed that this lease agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Michigan.

                               SECTION TWENTY-FIVE

                                ENTIRE AGREEMENT

     This lease agreement shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this lease agreement shall not be binding upon either party except to the extent incorporated in this lease agreement.

                               SECTION TWENTY-SIX

                            MODIFICATION OF AGREEMENT

     Any modification of this lease agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in a writing signed by each party or an authorized representative of each party.

                              SECTION TWENTY-SEVEN

                                     NOTICES

     A. All notices, demands, or other writings that this lease agreement requires to be given, or which may be given, by either party to the other, shall be deemed to have been fully given when made in writing and deposited in the United States mail, registered and postage prepaid, and addressed as follows:

     To lessor: 4772 W. Schafer, Pinckney, Michigan 48169

     To lessee:  2212 Grand Commerce Drive, Howell, MI 48855

     B. The address to which any notice, demand, or other writing may be given or made or sent to any party as above provided may be changed by written notice given by such party as above provided.

                              SECTION TWENTY-EIGHT

                                 BINDING EFFECT

     This lease agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties.

                               SECTION TWENTY-NINE

                               TIME OF THE ESSENCE

     It is specifically declared and agreed that time is of the essence of this lease agreement.

                                 SECTION THIRTY

                               PARAGRAPH HEADINGS

     The titles to the paragraphs of this lease agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this lease agreement.

     In witness, each party to this lease agreement has caused it to be executed at WHITMORE LAKE, MICHIGAN on the date indicated below.

     DATE:  3/5/04                         LESSEE: /s/ Michael Winzkowski
           ---------------                         -----------------------------
                                                   MICHAEL WINZKOWSKI
                                                   MARKETING WORLDWIDE LLC

     DATE:  3/5/04                         LESSEE: /s/ Michael Winzkowski
           ---------------                         -----------------------------
                                                   MICHAEL WINZKOWSKI
                                                   PRESIDENT AND CEO
                                                   MARKETING WORLDWIDE CORP.

     DATE:  3/5/04                         LESSEE: /s/ James Marvin
           ---------------                         -----------------------------
                                                   JAMES MARVIN
                                                   MANAGING MEMBER
                                                   JCMD PROPERTIES LLC

SCHEDULE A



                          Marketing Worldwide
                          Building lease payment schedule

                 YEAR            Annual                 Monthly
                  1        $    149,400.00        $         12,450.00
                  2        $    152,388.00        $         12,699.00
                  3        $    155,435.76        $         12,952.98
                  4        $    158,544.48        $         13,212.04
                  5        $    161,715.36        $         13,476.28

                           $    777,483.60        NNN

                            FIRST AMENDMENT TO LEASE

         The LEASE BY AND BETWEEN JCMD Properties LLC and Marketing Worldwide LLC and Marketing Worldwide Corporation dated March 5, 2004, for the real property located at 2212 Grand Commerce Drive, Howell Township, MI 48879, Units 11 & 12, is hereby amended as follows:

TERM: Change the term to read, "the lease term will begin on January 1, 2005 and will terminate on December 31, 2027..."

LEASE PAYMENTS: Add the following: "Notwithstanding any stated sum for the rent, so long as the SBA 504 Loan 631,000 is outstanding, the rent at no time shall exceed the amount necessary to amortize debt plus pay expenses related to holding of the Building and/or Premises.

LESSOR ASSIGNMENT: Lessor hereby assigns to Lessee, Leasor's interest as Lessor in any lease by a third party of a lease or leases of any portion of the Premises.

Except as modified by the First Amendment, the Lease is ratified, affirmed, remains in full force and effect, and is incorporated herein by this reference.

Dated: August 29, 2005

JCMD Properties LLC
-------------------
(Lessor)

By: /s/ Michael Winzkowski
--------------------------
Michael Winzkowski, Manager

By: /s/ James C. Marvin
-----------------------
James C. Marvin, Manager

Marketing Worldwide LLC
-----------------------
(Lessee)

By: /s/ Michael Winzkowski
--------------------------
Michael Winzkowski, Member

By: /s/ James C. Marvin
-----------------------
James C. Marvin, Member

Marketing Worldwide Corporation
-------------------------------

By: /s/ Michael Winzkowski
--------------------------
Michael Winzkowski, President

By: /s/ James C. Marvin
-----------------------
James C. Marvin, Secretary